Exhibit 4.3.13

TWENTIETH SUPPLEMENTAL INDENTURE

EVERGY METRO, INC.

UMB BANK, N.A.

(FORMERLY UNITED MISSOURI BANK OF KANSAS CITY, N.A.)

DATED AS OF DECEMBER 1, 2023

CREATING EIRR MORTGAGE BONDS,

SERIES 2023

SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE AND

DEED OF TRUST DATED AS OF DECEMBER 1, 1986

TWENTIETH SUPPLEMENTAL INDENTURE, dated as of December 1, 2023, between EVERGY METRO, INC. (formerly known as Kansas City Power & Light Company), a Missouri corporation (the “Company”), and UMB BANK, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as Trustee (the “Trustee”) under the Indenture hereinafter mentioned.

WHEREAS, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, recorded with the Franklin County, Kansas Register of Deeds (the “Franklin Recorder”) on November 25, 1986 in Book 36A at Page 1, recorded with the Jackson County, Missouri Recorder of Deeds (the “Jackson Recorder”) on November 25, 1986 as Document No. K-746018 in Book K-1612 at Page 1 (Kansas City) and as Document No. I-733944 in Book I-1612 at Page 632 (Independence), recorded with the Platte County, Missouri Recorder of Deeds (the “Platte Recorder”) on November 25. 1986 as Document No. 34173 in Book 693 at Page 341, filed with the Missouri Secretary of State (“MO SOS”) on November 25, 1986 under File No. 1393950 and filed with the Kansas Secretary of State (“KS SOS”) on November 25, 1986 under File No. 1127129 (the “Original Indenture”), incorporated as if more fully set forth herein, and, as supplemented, including by the Prior Supplemental Indentures (defined below) and by this Supplemental Indenture (collectively, the “Indenture”), to secure general mortgage bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided (the “Mortgage Bonds”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture, dated as of December 1, 1986, recorded with the Franklin Recorder on November 25, 1986 in Book 36A at Page 197 and recorded with the Jackson Recorder on November 25, 1986 as Document No. K-746019 in Book K-1612 at Page 197 (Kansas City) and as Document No. I-733945 in Book I-1612 at Page 824 (Independence), creating a first series of Mortgage Bonds, later satisfied (the “First Supplemental”); a Second Supplemental Indenture, dated as of April 1, 1988, recorded with the Franklin Recorder on April 8, 1988 in Book 36A at Page 212 and recorded with the Jackson Recorder on April 8, 1988 as Document No. K-822401 in Book K-1788 at Page 183 (Kansas City) and as Document No. I-836341 in Book I-1788 at Page 784 (Independence), creating a second series of Mortgage Bonds, later satisfied (the “Second Supplemental”); a Third Supplemental Indenture, dated as of April 1, 1991, recorded with the Franklin Recorder on April 8, 1991 in Book 36A at Page 408, recorded with the Jackson Recorder on April 8, 1991 as Document No. K-966029 in Book K-2112 at Page 2031 (Kansas City) and as Document No. I-1033656 in Book I-2113 at Page 141 (Independence) and filed with the MO SOS on April 8, 1991 under File No. 1986170, creating a third series of Mortgage Bonds, later satisfied (the “Third Supplemental”); a Fourth Supplemental Indenture, dated as of February 15, 1992, recorded with the Franklin Recorder on February 18, 1992 in Book 36C at Page 1, recorded with the Jackson Recorder on February 18, 1992 as Document No. K-1010515 in Book K-2210 at Page 2020 (Kansas City) and as Document No. I-1088523 in Book I-2211 at Page 49 (Independence) and filed with the MO SOS on February 18, 1992 under File No. 2094948, creating a fourth series of Mortgage Bonds, later satisfied (the “Fourth Supplemental”); a Fifth Supplemental Indenture, dated as of September 1, 1992, recorded with the Franklin Recorder on September 10, 1992 in Book 36C at Page 16, recorded with the Jackson Recorder on September 10, 1992 as Document No. K-1041360 in Book K-2288 at Page 1240 (Kansas City) and as Document No. I-1131853 in Book I-2288 at Page 1776 (Independence), recorded with the Platte Recorder on September 10, 1992 as Document No. 12560 in Book 776 at Page 783, filed with the MO SOS on September 10, 1992 under File No. 2171335 and filed with the KS SOS on September 10, 1992 under File No. 1832585, creating a fifth series of Mortgage Bonds (the “Fifth Supplemental”); a Sixth Supplemental Indenture, dated as of November 1, 1992, recorded with the Franklin Recorder on November 9, 1992 in Book 36C at Page 32, recorded with the Jackson Recorder on November 9, 1992 as Document No. K-1051904 in Book K-2316 at Page 2354 (Kansas City) and as Document No. I-1147066 in Book I-2317 at Page 365 (Independence) and filed with the MO SOS on November 9, 1992 under File No. 2191784, creating a sixth series of Mortgage Bonds, later satisfied (the “Sixth Supplemental”); a Seventh Supplemental Indenture, dated as of October 1, 1993, recorded with the Franklin Recorder on October 7, 1993 in Book 36C at Page 45, recorded with the Jackson Recorder on October 8, 1993 as Document No. K-1104016 in Book K-2458 (Kansas City) and on October 7, 1993 as Document No. I-1221163 in Book I-2458 at Page 17 (Independence), recorded with the Platte Recorder on October 7, 1993 as Document No. 15580 in Book 799, Page 526, filed with the MO SOS on October 8, 1993 under File No. 2318421 and filed with the KS SOS on October 7, 1993 under File No. 1953548, creating a seventh series of Mortgage Bonds (the “Seventh Supplemental”); an Eighth Supplemental Indenture, dated as of December 1, 1993, recorded with the Franklin Recorder on November 30, 1993 in Book 36C at Page 59, filed with the MO SOS on November 30, 1993 under File No. 2337515 and filed with the KS SOS on November 30, 1993 under File No. 1969459, creating an eighth series of Mortgage Bonds (the “Eighth Supplemental”); a Ninth Supplemental Indenture, dated as of February 1, 1994, recorded with the Franklin Recorder on February 17, 1994 in Book 36C at Page 72 and filed with the MO SOS on February 17, 1994 under File No. 2369932, creating a ninth series of Mortgage Bonds, later satisfied (the “Ninth Supplemental”); a Tenth Supplemental Indenture, dated as of November 1, 1994, recorded with the Franklin Recorder on November 7, 1994 in Book 36C at Page 87 and filed with the MO SOS on November 7, 1994 under File No. 2470773, creating a tenth series of Mortgage Bonds, later satisfied (the “Tenth Supplemental”); an Eleventh Supplemental Indenture, dated as of August 15, 2005, recorded with the Franklin Recorder on August 26, 2005 in Book 36C at Page 101, filed with the MO SOS under File No. 20050087192F and filed with the KS SOS on August 26, 2005 under File No. 6037766, creating an eleventh series of Mortgage Bonds (the “Eleventh Supplemental”); a Twelfth Supplemental Indenture, dated as of March 1, 2009, recorded with the Franklin Recorder on March 23, 2009 in Book 36C at Page 114, filed with the MO SOS on March 23, 2009 under file No. 20090028462E and filed with the KS SOS on March 23, 2009 under File No, 6580088, creating a twelfth series of Mortgage Bonds (the “Twelfth Supplemental”); a Thirteenth Supplemental Indenture, dated as of March 1, 2009, recorded with the Franklin Recorder on March 23, 2009 in Book 36C at Page 173, filed with the MO SOS on March 23, 2009 under File No. 20090028301G and filed with the KS SOS on March 23, 2009 under File No. 6580096, creating a thirteenth series of Mortgage Bonds (the “Thirteenth Supplemental”); a Fourteenth Supplemental Indenture, dated as of March 1, 2009, recorded on March 23, 2009 in Book 36C at Page 190, filed with the MO SOS on March 23, 2009 under File No. 20090028303J, filed with the KS SOS on March 23, 2009 under File No. 6580104, creating a fourteenth series of Mortgage Bonds (the “Fourteenth Supplemental”); a Fifteenth Supplemental Indenture, dated as of June 30, 2011, recorded with the Franklin Recorder on July 12, 2011 in Book 36C at Page 207, filed with the MO SOS on July 12, 2011 under File No. 20110077034G and filed with the KS SOS on July 12, 2011 under File No. 6815559, clarifying and supplementing the procedures applicable in the case of certain generation, transmission and other facilities it has or shall enter into as tenant in common, and eliminating procedural uncertainties under the Original Indenture in the case of such projects (the “Fifteenth Supplemental”); a Sixteenth Supplemental Indenture, dated as of March 1, 2019, creating a fifteenth, sixteenth, seventeenth, eighteenth, nineteenth and twentieth series of Mortgage Bonds, and also identifying, clarifying, restating and supplementing the property to which the Lien of the Indenture is applicable and confirming unto the Trustee that the interest of the Company in said property is subject to the Lien of the Indenture, and amending and restating all of the Company’s interest in the several parcels of property set forth in Schedule A of the Twelfth Supplemental at Pages 1-39, filed with MO SOS on March 14, 2019 under File No. 1903142700717, filed with the KS SOS on March 14, 2019 under File No. 115941551, recorded with the Jackson Recorder on March 14, 2019 as Instrument No. 2019E0017890, recorded with the Platte Recorder on March 15, 2019 as Instrument No. 2019002550 in Book 1309 at Page 459 and recorded with the Franklin Recorder on March 14, 2019 as Instrument No. 769 in Book 36C at Page 269 (the “Sixteenth Supplemental”); a Seventeenth Supplemental Indenture, dated as of March 27, 2019, recorded with the Franklin Recorder on March 26, 2019 in Book 36C at Page 569, filed with the MO SOS on March 26, 2019 under File No. 1903262746182 and filed with the KS SOS on March 26, 2019 under File No. 115966798, creating a twenty-first series of Mortgage Bonds (the “Seventeenth Supplemental”); an Eighteenth Supplemental Indenture, dated as of May 26, 2020, recorded with the Franklin Recorder on May 22, 2020 in Book 36C at Page 593, filed with the MO SOS on May 21, 2020 under File No. 2005274668458 and filed with the KS SOS on May 21, 2020 under File No. 117050427, creating a twenty-second series of Mortgage Bonds (the “Eighteenth Supplemental”); and a Nineteenth Supplemental Indenture, dated as of April 4, 2023, recorded with the Franklin Recorder on April 4, 2023 under Instrument No. 2023-01080, filed with the MO SOS on April 4, 2023 under File No. 20230404001406237 and filed with the KS SOS on April 4, 2023 under File No. 119693240, creating a twenty-third series of Mortgage Bonds (the “Nineteenth Supplemental”) (the nineteen supplemental indentures dated prior to the date hereof collectively referred to as the “Prior Supplemental Indentures”);

WHEREAS, on September 16, 2019, the Company formally changed its name from Kansas City Power & Light Company to Evergy Metro, Inc.;

WHEREAS, the Company desires in and by this Supplemental Indenture to create a twenty-fourth series of Mortgage Bonds to be issued under the Indenture, to designate such series, to set forth the maturity date or dates, interest rate or rates and the form and other terms of such Mortgage Bonds;

WHEREAS, Section 15.01(c) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and other terms of such Mortgage Bonds consistent with the provisions of the Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

DESCRIPTION OF CERTAIN PROPERTY SUBJECT TO THE LIEN OF THE

INDENTURE

The Company, in order to secure the payment both of the principal of and interest and premium, if any, on the Mortgage Bonds from time to time issued under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said Mortgage Bonds, has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and does by these presents grant, bargain, sell, convey, assign and transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust and its and their assigns forever, in trust, all of its right, title and interest in and to the property more particularly described in the Indenture, as supplemented by the Prior Supplemental Indentures, including, without limitation, the property described and incorporated into this Supplemental Indenture pursuant to this Article I, except as excepted or otherwise limited pursuant to this Article I, with all rights with respect thereto as the Trustee has been granted in connection with all Mortgaged Property under the Indenture, and together with all after-acquired property in accordance with the terms of the Indenture; TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Indenture specifically set forth; and subject further with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to Excepted Property or Permissible Encumbrances as defined in Section 1.03 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property; IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture and this Supplemental Indenture set forth, for the benefit and security of those who shall hold said Mortgage Bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture without preference, priority or distinction as to lien of any of said Mortgage Bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Indenture set forth; it being intended that the lien and security of all of said Mortgage Bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the execution and delivery of the Original Indenture, and that the lien and security of the Indenture shall take effect from the date of execution and delivery of the Original Indenture as though all of the said Mortgage Bonds of all series were actually authenticated and delivered and issued upon such date.

For purposes of identifying, clarifying, restating and supplementing the property to which the Lien of the Indenture is applicable, the Company hereby confirms unto the Trustee that the interest of the Company in the following property is subject to the Lien of the Indenture according to its terms:

Confirmed Property. All of the Company’s interest in the several parcels of property set forth in Exhibit A of the Original Indenture at Pages A-1 to A-84, on Exhibit A of the Second Supplemental at Pages A-1 to A-3, on Exhibit A of the Third Supplemental at Pages A-1 to A-6, on Exhibit A to the Fourth Supplemental at Pages A-1 to A-2, on Exhibit A of the Fifth Supplemental at Pages A-1 to A-2, on Exhibit A of the Seventh Supplemental consisting of a single page, on Exhibit A of the Ninth Supplemental consisting of a single page, on Schedule A of the Tenth Supplemental at Page 13, on Schedule A of the Fifteenth Supplemental at Pages 1-52, and in Exhibit B of the Sixteenth Supplemental, all of which property is incorporated herein by reference; and

together with all of the property, rights and interest of the Company in property, whether real, personal or mixed (except as expressly excepted under the Indenture), owned on the date of the execution and delivery of this Supplemental Indenture, acquired by the Company since the date of the execution and delivery of the Nineteenth Supplemental, or hereafter acquired by the Company and wheresoever situated (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or any general description contained in this Supplemental Indenture), including, but not limited to, all real estate, lands, leases, leaseholds (except the last day of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all plants, containers, buildings and other structures and all offices, buildings and the contents thereof; all fixtures, machinery, engines, boilers, machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, electric and mechanical or gas appliances, conduits or other pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the generation, transmission, distribution, interconnection, or storage of energy from any source, for any purpose; all electric and communication transmission lines, wood and steel poles and towers, lines of poles, anchors, guys, crossarms, insulators, conductors, cables, and other equipment appurtenant thereto for the transmission of energy, apparatus for use in connection therewith; and (except as expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to or otherwise subject to the Lien of the Indenture; which shall be and are fully granted and conveyed by the Indenture and are fully embraced within the Lien of the Indenture as if such property, rights and interests were specifically described herein, subject to and in accordance with the terms thereof; except such property hereinafter expressly excepted or any parcel or part of such property heretofore released from the Lien of the Indenture or to which the Company and the Trustee have heretofore disclaimed any right, title or interest, unless otherwise subsequently pledged as Mortgaged Property in accordance with the Indenture.

ARTICLE I.

EIRR MORTGAGE BONDS, SERIES 2023

SECTION 1. (a) There is hereby created a twenty-fourth series of Mortgage Bonds to be issued under and secured by the Indenture, to be designated as “EIRR Mortgage Bonds, Series 2023” of the Company (the “Bonds of the Twenty-fourth Series”).

(b) The Bonds of the Twenty-fourth Series shall be issued in the aggregate principal amount of $79,480,000, but the principal amount of the Bonds of the Twenty-fourth Series actually outstanding as of any particular time shall be equal to the principal amount of securities titled “City of Burlington, Kansas Environmental Improvement Revenue Refunding Bonds (Evergy Metro, Inc. Project) Series 2023 (“Revenue Bonds”) which at such particular time are outstanding under the Indenture dated as of December 1, 2023, (“Revenue Bond Indenture”), between the City of Burlington, Kansas and The Bank of New York Mellon Trust Company, N.A., as trustee (“Revenue Bond Trustee”).

(c) The Bonds of the Twenty-fourth Series shall be registered Bonds without coupons and shall be dated December 1, 2023. The Bonds of the Twenty-fourth Series shall mature on March 1, 2045 (the “Maturity Date”), subject to prior redemption pursuant to Section 3 of this Article I.

(d) Interest will accrue on the unpaid portion of the principal of the Bonds of the Twenty-fourth Series from the last date to which interest was paid, or if no interest has been paid from the date of the original issuance of the Bonds of the Twenty-fourth Series until the entire principal amount of the Bonds of the Twenty-fourth Series is paid. The Bonds of the Twenty-fourth Series shall bear interest at the rate or rates per annum born by the Revenue Bonds as provided for in Section 2.03 of the Revenue Bond Indenture and in the Revenue Bonds and interest shall be paid on the date or dates on which, and at the same place or places as, interest is payable on the Revenue Bonds.

(e) The payment or payments of principal of the Bonds of the Twenty-fourth Series shall be equal to the principal amount of, and any premium on, the Revenue Bonds which is due and payable under the Revenue Bond Indenture and shall be payable on the date or dates on which, and at the same place or places as, the principal of, and any premium on such Revenue Bonds.

(f) The Bonds of the Twenty-fourth Series shall be subject to redemption at the same times and in the same amounts as the Revenue Bonds.

(g) The principal amount of and interest on the Bonds of the Twenty-fourth Series shall be payable in lawful money of the United States of America.

SECTION 2. At such time or times as the Revenue Bond Trustee shall deliver a certificate signed by a Responsible Officer (as defined in the Revenue Bond Indenture) stating that all or a portion of the principal amount of the Revenue Bonds have been redeemed or otherwise deemed to have been paid, the principal amount of the Bonds of the Twenty-fourth Series shall be reduced by such specific principal amount, and such specific principal amount shall be deemed for all purposes of the Indenture, including Article IV and Article XI of the Indenture, to be Retired Bonds.

SECTION 3. If the Revenue Bonds, shall become immediately due and payable, pursuant to the provisions of the first paragraph of Section 7.01 of the Revenue Bond Indenture (by reason of the occurrence and continuance of an “Event of Default” under paragraph (a) or (b) of Section 7.01 of the Revenue Bond Indenture), the Bonds of the Twenty-fourth Series shall be subject to redemption in whole. The Trustee shall redeem the Bonds of the Twenty-fourth Series upon receipt of a written notice (hereinafter referred to as the “Notice”) from the Revenue Bond Trustee stating that the Revenue Bonds have become immediately due and payable. The Notice shall direct the Trustee to call the Bonds of the Twenty-fourth Series for redemption. No notice of redemption of the Bonds of the Twenty-fourth Series shall be required in connection with such redemption and the Notice shall also contain a waiver by the Revenue Bond Trustee, as holder of the Bonds of the Twenty-fourth Series of any notice of redemption as may be required under Article IX of the Original Indenture. The Bonds of the Twenty-fourth Series shall be redeemed in whole immediately upon the receipt by the Trustee of such Notice. The Trustee may conclusively presume the statements contained in the Notice to be correct. Any such redemption of the Bonds of the Twenty-fourth Series shall be at a redemption price equal to the principal amount of the Bonds of the Twenty-fourth Series together with accrued interest to the redemption date, and such amount shall become and be due and payable immediately. The Company hereby covenants that, if a Notice shall be delivered to the Trustee, the Company will deposit immediately with the Trustee, in accordance with Article IX of the Original Indenture, an amount in cash sufficient to redeem the Bonds of the Twenty-fourth Series so called for redemption.

SECTION 4. The Bonds of the Twenty-fourth Series are not transferable except to a successor Revenue Bond Trustee under the Revenue Bond Indenture.

SECTION 5. (a) The Bonds of the Twenty-fourth Series shall be pledged by the Company with and delivered to the Revenue Bond Trustee to secure payment of the principal of, premium, if any, and interest on the Revenue Bonds for the benefit of the owners and beneficial owners from time to time of the Revenue Bonds.

(b) The obligation of the Company to make any payment of the principal of or any premium or interest on the Bonds of the Twenty-fourth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Revenue Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged.

(c) The Trustee shall conclusively presume that the obligation of the Company to make payments of the principal of or any premium or interest on the Bonds of the Twenty-fourth Series shall have been fully paid, deemed to have been paid or otherwise satisfied and discharged when due unless and until the Trustee shall have received written notice from the Revenue Bond Trustee, signed by a Responsible Officer (as defined in the Revenue Bond Indenture), stating that the payments of principal of and premium or interest on the Revenue Bonds specified in such notice were not fully paid, deemed to have been paid or otherwise satisfied and discharged when due and remain unpaid at the date of such notice.

The form of the Bonds of the Twenty-fourth Series shall be substantially as follows (any of the provisions of such Bond may be set forth on the reverse side thereof):

(FORM OF BOND OF THE TWENTY-FOURTH SERIES)

EVERGY METRO, INC.

EIRR MORTGAGE BONDS, SERIES 2023

$79,480,000

Bond Number R-1

Evergy Metro, Inc. (formerly known as Kansas City Power & Light Company), a Missouri corporation (“Company”), for value received, hereby promises to pay to the Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture dated as of December 1, 2023, between the City of Burlington, Kansas, and such Trustee (“Revenue Bond Indenture”), or the successor Trustee under the Revenue Bond Indenture, the sum of $79,480,000 or, if less, the aggregate unpaid principal amount of all City of Burlington, Kansas Environmental Improvement Revenue Refunding Bonds (Evergy Metro, Inc. Project) Series 2023 (“Revenue Bonds”) outstanding under the Revenue Bond Indenture. The payment of principal, premium, or interest on the Bond shall be equal to the principal amount of, any premium on, and interest due on the Revenue Bonds as set forth in the Revenue Bond Indenture. The principal of and any premium or interest on this Bond of the Twenty-fourth Series are payable in lawful money of the United States of America.

THIS BOND OF THE TWENTY-FOURTH SERIES IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE REVENUE BOND INDENTURE.

The obligation of the Company to make any payment of the principal of or any premium or interest on this Bond of the Twenty-fourth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Revenue Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged.

This Bond of the Twenty-fourth Series is one, of the series hereinafter specified, of the bonds of the Company (“Bonds”) known as its “Mortgage Bonds,” issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 (“Original Indenture”), duly executed by the Company to UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (“Trustee”), to which Original Indenture and all indentures supplemental thereto (the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and of the Trustee in respect of such security, and the prior liens to which the security for the Bonds are junior; capitalized terms used in this Bond of the Twenty-fourth Series have the respective meanings set forth in the Indenture. As provided in the Indenture, the Bonds may be various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond of the Twenty-fourth Series is the only one of the series entitled “EIRR Mortgage Bonds, Series 2023,” created by a Twentieth Supplemental Indenture dated as of December 1, 2023, as provided for in the Indenture. With the consent of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or rates or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to certain exceptions, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or any premium or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien, and (ii) no such action which would affect the rights of the holders of Bonds of only one series may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

In the event that this Bond of the Twenty-fourth Series shall not be presented for payment when all Revenue Bonds issued are no longer outstanding under the Revenue Bond Indenture, then all liability of the Company to the Registered Holder of this Bond of the Twenty-fourth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and the right of such Registered Holder of this Bond of the Twenty-fourth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and such Registered Holder shall no longer be entitled to any lien or benefit of the Indenture.

In case an event of Default shall occur, the principal of this Bond of the Twenty-fourth Series may become or be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

This Bond of the Twenty-fourth Series is transferable by the Registered Holder hereof in person or by attorney duly authorized in writing, only to a successor to the Revenue Bond Trustee under the Revenue Bond Indenture, at the designated corporate trust office of the Trustee in Kansas City, Missouri, (or at the designated corporate trust office of any successor in trust), upon surrender and cancellation of this Bond of the Twenty-fourth Series, and upon any such transfer a new registered Bond of the Twenty-fourth Series without coupons of the same series for the same principal amount will be issued to the transferee in exchange herefor.

The Company and the Trustee may deem and treat the person in whose name this Bond of the Twenty-fourth Series is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Bond of the Twenty-fourth Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any Supplemental Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor corporation, as such, either directly or through the Company or of any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by every owner hereof by the acceptance of this Bond of the Twenty-fourth Series and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This Bond of the Twenty-fourth Series shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

IN WITNESS WHEREOF, EVERGY METRO, INC. has caused this Bond of the Twenty-fourth Series to be executed in its name by the manual or facsimile signature of its Chairman of the Board or its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

EVERGY METRO, INC.

Dated:	By
Authorized Signature

Attest:

Secretary or Assistant Secretary

The form of Trustee’s certificate to appear on the Bonds of the Twenty-fourth Series shall be substantially as follows:

(FORM OF TRUSTEE’S CERTIFICATE)

This Bond of the Twenty-fourth Series is the Bond of the series designated therein, described in the within-mentioned Indenture and Twentieth Supplemental Indenture.

UMB BANK, N.A., as Trustee,

By
Authorized Signature

ARTICLE II.

ISSUE OF BONDS OF THE TWENTY-FOURTH SERIES

SECTION 1. The Bonds of the Twenty-fourth Series may be executed, authenticated and delivered as permitted by the provisions of Article III, IV, V or VI of the Indenture.

ARTICLE III.

THE TRUSTEE

SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, including without limitation, and for clarity, all provisions of the Indenture that entitle the Trustee to certain exculpations, protections, rights, privileges, benefits, immunities, limitations of liability and indemnity, as fully to all intents as if the same were herein set forth at length.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Original Indenture as previously amended and supplemented and as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture, as previously amended and supplemented, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2. Nothing in this Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of Bonds of the Twenty-fourth Series issued and to be issued under and in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of Bonds of the Twenty-fourth Series issued and to be issued under the Indenture and secured thereby.

SECTION 3. All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Indenture) inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 4. The headings of the several Articles of this Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.

SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument.

SECTION 6. In case any provision in this Supplemental Indenture or the Bonds of the Twenty-fourth Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

IN WITNESS WHEREOF, EVERGY METRO, INC. has caused this Supplemental Indenture to be executed by its Chairman of the Board, President or one of its Vice Presidents, duly attested by its Secretary or one of its Assistant Secretaries, and UMB BANK, N.A., as Trustee as aforesaid, has caused the same to be executed by its President or one of its Vice Presidents, duly attested by one of its Assistant Secretaries, as of the day and year first above written.

EVERGY METRO, INC.

By	/s Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Vice President, Corporate Planning and Treasurer

[Seal]

Attest:

By:	/s/ Heather A. Humphrey
	Name:	Heather A. Humphrey
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

UMB BANK, N.A., as trustee

By:	/s/ Jason McConnell
	Name:	Jason McConnell
	Title:	Vice President

Attest:

/s/ Elizabeth E. Angotti

Secretary or Assistant Secretary

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 22nd day of November, 2023, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Geoffrey T. Ley, to me personally known, who, being by me duly sworn, did say that he is the Vice President, Corporate Planning and Treasurer of EVERGY METRO, INC., a Missouri corporation, one of the parties described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Geoffrey T. Ley acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Nicole A. Wehry
Notary Public

NICOLE A. WEHRY
NOTARY PUBLIC – NOTARY SEAL
STATE OF MISSOURI
MY COMMISSION EXPIRES FEBRUARY 4, 2027
JASCKSON COUNTY
COMMISSION # 14391200

My commission expires: Feb 4, 2027

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 21st day of November, 2023, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Jason McConnell, to me personally known, who, being by me duly sworn, did say that he is a Vice President of UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, one of the parties described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said association, and that said instrument was signed and sealed on behalf of said association by authority of its Board of Directors; and said Jason McConnell acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Chris A. Smith
Notary Public

Chris A. Smith
Notary Public – Notary Seal
STATE OF MISSOURI
Platte County
My Commission Expires: Aug. 25, 2024
Commission # 16241388

My commission expires: 8/25/2024

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